Filed Pursuant To Rule 433

Registration No. 333-248099

January 6, 2021

® ® GLD GLD SPDR® Gold Shares SPDR® Gold Shares ® The Largest and Most Liquid Gold ETF The Largest and Most Liquid GLD Bloomberg Finance L.P. & State Street Global Advisors; GLD: AUM = $71.2B Gold ETF and 180-day daily volume average = $2.0B, date as of 12/31/2020. Bloomberg Finance L.P. & State Street Global Advisors; GLD: AUM = $71.2B SPDR Gold Learn More and 180-day daily volume average = $2.0B, date as of 12/31/2020. Shares Learn More ® GLD SPDR Gold Shares Learn More The Largest and Most Liquid Gold ETF GLD® SPDR Learn More Gold Shares Learn More Bloomberg Finance L.P. & State Street Global Advisors; GLD: AUM = $71.2B and 180-day daily volume average = $2.0B, date as of 12/31/2020.

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Advisors Funds Distributors, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.